                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Heritage Bank of Commerce:

We consent to the use of our report dated January 10, 1997, relating to the statements of income, retained earnings, and cash flows for the year ended December 31, 1996, of Heritage Bank of Commerce, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



/s/ KPMG LLP

Mountain View, California
April 23, 1999